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                                                                      Exhibit 21
                             RESTRICTED SUBSIDIARIES
                              OF HARTE-HANKS , INC.
                              As of October 1, 1999

                                                             Jurisdiction of
Name of Entity                                               Organization         % Owned
--------------                                               ------------         -------
DiMark, Inc.                                                 New Jersey           100%
DiMark Marketing, Inc.                                       Pennsylvania         100%(1)
Direct Market Concepts, Inc.                                 Florida              100%
Direct Marketing Associates, Inc.                            Maryland             100%
DMK, Inc.                                                    Delaware             100%(2)
The Flyer Publishing Corporation                             Florida              100%
Harte-Hanks Data Technologies, Inc.                          Massachusetts        100%
Harte-Hanks Delaware, Inc.                                   Delaware             100%
Harte-Hanks Direct, Inc.                                     Delaware             100%
Harte-Hanks Direct Marketing/Baltimore, Inc.                 Maryland             100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.                Ohio                 100%
Harte-Hanks Direct Marketing/Dallas, Inc.                    Delaware             100%
Harte-Hanks Direct Marketing/Fullerton, Inc.                 California           100%
Harte-Hanks Direct Marketing/Kansas City, Inc.               Missouri             100%
Harte-Hanks do Brazil Consultoria e Servicos Ltda            Brazil               100%(3)
Harte-Hanks Limited                                          England              100%(3)
Harte-Hanks Market Intelligence, Inc.                        California           100%
Harte-Hanks Market Intelligence Espana LLC                   Colorado             100%
Harte-Hanks Market Intelligence Europe                       Netherlands          100%
Harte-Hanks Market Intelligence GmbH                         Germany              100%
Harte-Hanks Market Intelligence Limited                      Ireland              100%
Harte-Hanks Market Intelligence Limited                      UK                   100%
Harte-Hanks Market Intelligence SAS                          France               100%
Harte-Hanks Market Research, Inc.                            New Jersey           100%
Harte-Hanks Partnership, Ltd.                                Texas                100%(6)
Harte-Hanks Pty. Limited                                     Australia            100%(3)
Harte-Hanks Response Management/Austin, Inc.                 Delaware             100%
Harte-Hanks Response Management/Boston, Inc.                 Massachusetts        100%
Harte-Hanks Response Management Call Centers, Inc.           Delaware             100%
Harte-Hanks Response Management Europe                       Belgium              100%
Harte-Hanks Shoppers, Inc.                                   California           100%
Harte-Hanks Stock Plan, Inc.                                 Delaware             100%
H&R Communications, Inc.                                     New Jersey           100%(2)
HTS, Inc.                                                    Connecticut          100%
Information for Marketing Limited (shell corporation)        England              100%(5)
Mars Graphic Services, Inc.                                  New Jersey           100%(4)
NSO, Inc.                                                    Ohio                 100%
Printing Management Services, Inc.                           Delaware             100%
PRO Direct Response Corp.                                    New Jersey           100%(2)
Southern Comprint Co.                                        California           100%
Spectral Resources, Inc.                                     New York             100%

(1) Owned by Mars Graphic Services, Inc.
(2) Owned by DiMark Marketing, Inc.
(3) Owned by Harte-Hanks Data Technologies, Inc.
(4) Owned by DiMark, Inc.
(5) Owned by Harte-Hanks Limited
(6) 99.5% Owned by Harte-Hanks Delaware, Inc.
      .5% Owned by Harte-Hanks , Inc.